Exhibit 11, 2nd Quarter 1997
                          Form 10-Q, Commission File
                                       Number 1-3671


                  GENERAL DYNAMICS CORPORATION

             STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                            (UNAUDITED)

                  (Dollars in millions, except per share data)




                Second Quarter               First Half
                1997         1996         1997         1996

NET
EARNINGS     $       80    $      67    $      151   $      132

Weighted
average
common
shares
outstanding  62,557,094    63,270,592   62,817,318   63,244,234


NET EARNINGS
PER SHARE
 - PRIMARY   $      1.27   $     1.05   $     2.39  $      2.08

Common
Shares
from above   62,557,094    63,270,592   62,817,318   63,244,234

Assumed
exercise of
options
(treasury
stock
   method )     297,217       238,367      272,160      220,145
             62,854,311    63,508,959   63,089,478   63,464,379


NET EARNINGS
PER SHARE -
FULLY
DILUTED      $     1.27    $     1.05   $     2.39   $     2.08

Common shares
from above
             62,557,094    63,270,592   62,817,318   63,244,234
Assumed
exercise of
options
(treasury
stock
method)         371,905       239,741      371,905      239,741
             62,928,999    63,510,333   63,189,223   63,483,975